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                                                                Exhibit 10.4

                                 CONDUCTUS, INC.
                        1994 EMPLOYEE STOCK PURCHASE PLAN
                   (AMENDED AND RESTATED EFFECTIVE MAY 25, 2000)

1.       PURPOSE
         The Conductus, Inc. 1994 Employee Stock Purchase Plan (the "Plan") is intended to provide an opportunity to participate in the ownership of Conductus, Inc. (the "Company") for eligible employees of the Company and such other companies ("Participating Companies") as the Board of Directors of the Company (the "Board") shall from time to time designate; PROVIDED that each such company shall qualify as a "parent corporation" or "subsidiary corporation" as defined in Section 425(e) and (f) of the Internal Revenue Code of 1986 (the "Code"), (a "Corporate Affiliate") on the first day of the relevant Offering Period. It is further intended the Plan shall qualify as an "employee stock purchase plan" as defined in Section 23 of the Code.


2.       ADMINISTRATION

         (a) ADMINISTRATIVE BODY. The Plan shall be administered by a committee or committees (the Committee") appointed by the Board. The Committee shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary. Decisions of the Committee shall be final and binding on all parties who have an interest in the Plan.

         (b) RULE 16B-3 LIMITATIONS. Notwithstanding the provisions of Subsection 2(a), in the event that Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or any successor provision ("Rule 16b-3") provides specific requirements for the administrators of plans of this type, the Plan shall be only administered by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any committee or person that is not "disinterested" as that term is used in Rule 16b-3.

3.       EFFECTIVE DATE AND TERM OF PLAN

         (a) EFFECTIVE DATE. The Plan shall become effective August 1, 1994, but no shares of Common Stock shall be issued under the Plan and no purchase rights granted under the Plan shall be exercisable before the Plan is approved by the holders of at least a majority of the Company's voting stock represented and voting at a duly-held meeting at which a quorum is present. If such shareholder approval is not obtained, then any purchase rights previously granted under the Plan shall terminate and no further purchase rights shall be granted.

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         (b) TERMINATION OF THE PLAN. The Plan shall continue in effect until the date on which all shares available for issuance under the Plan shall have been issued unless earlier terminated pursuant to Section 10 or 11.

4.       STOCK SUBJECT TO THE PLAN

         (a) NUMBER OF SHARES. The stock subject to the plan shall be shares of the common stock of the Company which are authorized but unissued or which have been reacquired ("Common Stock"). In connection with the sale of shares under the Plan, the Company may repurchase shares of Common Stock in the open market or otherwise. The aggregate amount of Common Stock which may be issued pursuant to the Plan shall not exceed 750,000 shares (subject to adjustment as provided in 4(b)).

         (b) ADJUSTMENT. If any change is made in the Common Stock subject to the Plan, or subject to any purchase right granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, split-up, combination of shares, exchange of shares, change in corporate structure, or otherwise), appropriate adjustments shall be made as to (i) the class and maximum number of shares subject to the Plan, (ii) the class and maximum number of shares purchasable by each participant per Purchase Period, and (iii) the class and number of shares and price per share of stock subject to outstanding purchase rights in order to prevent the dilution or enlargement of benefits thereunder.

5.       OFFERING PERIODS

         (a) TERMS OF OFFERING PERIOD. Common Stock shall be offered for purchase under the Plan through a series of successive Offering Periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been issued pursuant to purchase rights granted under the Plan, or (ii the Plan shall have been sooner terminated in accordance with Section 10 or 11. Each Offering Period shall have a maximum duration of twelve (12) months, and shall begin on the first business day of June (except with respect to the initial Offering/Purchase period) unless otherwise designated by the Committee.

         (b) INITIAL OFFERING PERIOD. The initial Offering/Purchase Period under the Plan will begin on August 1, 1994 and end on May 31, 1995.

6.       PURCHASE PERIODS
         The Plan shall have successive six-month Purchase Periods within each Offering Period (unless otherwise determined by the Committee); PROVIDED that the initial Offering Period shall consist of one Purchase Period. Payroll deductions will be collected during each Purchase Period and applied to the purchase of whole shares of Common Stock on the last business day of each Purchase Period ("Purchase Date"). Payroll deductions

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collected in the initial Offering/Purchase Period shall be applied to the purchase of Common Stock on May 31, 1995, the months after the commencement of the initial Offering/Purchase Period. The Committee shall designate the final day of each Purchase Period so as to facilitate administration of the Plan. No two Purchase Periods shall run concurrently.

7.       ELIGIBILITY AND PARTICIPATION

         (a) GENERAL RULES. Each employee of the Company or any of the Participating Companies who is employed on a full-time basis requiring more than twenty (20) hours of service per week for more than five (5) months per calendar year shall be an eligible employee on any date if, on that date her or she has completed 90 days of service with the Company or any of the Participating companies. An employee who has become an eligible employee before he first day of an Offering Period shall be eligible to participate in the Plan during that Offering Period. An employee who is ineligible on the first day of the Offering Period may participate in the subsequent semi-annual Purchase Period within the Offering Period if he or she satisfies the minimum service requirements before the first day of such Purchase Period; PROVIDED, if an employee is eligible to participate on August 1, 1994, but does not enroll in the Plan by August 12, 1994, or the employee first becomes eligible to participate in the Plan after August 1, 1994, but before January 2, 1995, the employee may participate in the Plan effective January 2, 1995. Each eligible employee may become a participant with respect to a purchase Period by executing such instruments as the Committee may specify and delivering them to such persons and at such time prior to the first day of that Purchase Period as the Committee may specify.

         (b) FIVE PERCENT OWNER. Under no circumstances shall purchase rights be granted under the Plan to any employee if such individual would, immediately after the grant, own (within he meaning of Code Section 424(d)), or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of he total combined voting power or value of all classes of stock of the Company or any Corporate Affiliate.

8.       PURCHASE RIGHTS

         Each participant shall be granted a separate purchase right for each Offering Period in which the individual participates. The purchase right shall be granted on the date which such individual first joins the offering Period and shall be automatically exercised on each Purchase Date within the Offering Period; PROVIDED, with respect to the initial Offering/Purchase Period, each employee who is eligible to participate on August 1, 1994, will be granted a purchase right on that date. Exercise of this purchase right shall be subject to the employee's subsequent enrollment in the Plan by August 12, 1994. Each employee who becomes a participant in the Plan on January 2, 1995, shall be granted a purchase right on that date.

         Purchase rights shall be evidenced by instruments in such form as the Committee may from time to time approve, and shall conform to the following terms and conditions:


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         (a) PURCHASE PRICE. The Purchase Price of each share purchased on any date within an Offering Period shall be the LOWER of (i) eighty-five percent (85%) of the fair market value per share of the Company's Common Stock on the first day of the Offering Period, (or, if a participant joins an Offering Period after the first day of that Offering Period, the GREATER of eighty-five percent (85%) of the fair market value per share of the Company's Common Stock on the first day of the Offering Period, or eighty-five percent (85%) of the fair market value per share on the day the participant joins the Offering Period), or
(ii) eighty-five percent (85%) of the fair market value per share of the Company's Common Stock on the Purchase Date.

         (b) FAIR MARKET VALUE. For purposes of the Plan, the fair market value per share of the Company's Common Stock on any relevant day shall be determined in accordance with the following provisions:

                  (i) If the Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded on the NASDAQ National Market, the fair market value shall be the closing selling price of one share of Common Stock on the date in question, as reported by the National Association of Securities Dealers through its Nasdaq system or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of fair market value.

                  (ii) If the Common Stock is at the time listed or admitted to trading on any national stock exchange, then the fair market value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange that the Committee determines to be the primary market for such Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

         (c) PAYROLL DEDUCTIONS. Payment for Common Stock under the Plan shall be effected by means of the participant's authorized payroll deductions. Such deductions shall begin with the first pay day following the participant's entry date into the Offering Period and shall (unless sooner terminated by the participant) remain in effect for successive Purchase Periods and Offering Periods; PROVIDED, payroll deductions for the initial Offering Period will begin with the payroll period ending August 12, 1994. A participant may elect a percentage of the participant's compensation paid during the Purchase Period, in one percent (1%) increments (not to exceed ten percent (10%)), to be contributed to the Plan. Compensation for this purpose will include total cash earnings paid by the Company or a Participating Company, including bonuses, overtime and commissions and elective contributions that are not includible in income under Internal Revenue Code Sections 125, 402(a)(8), 401(h) or 403(b).

         (d) NUMBER OF SHARES. No participant may purchase more than 2,500 shares of Common Stock in any Purchase Period; PROVIDED, for the initial ten-month Offering Period, no participant may purchase more than 4,250 shares of Common Stock.

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         (e) TERMINATION OF OR CHANGES TO PAYROLL DEDUCTIONS. Unless a
participant has irrevocably elected otherwise, the participant may terminate payroll deductions at any time by filing the appropriate form with the Committee subject to such advance notice as the Committee may require. If a participant terminates payroll deductions, he or she cannot rejoin that particular Purchase Period at any later date. All further payroll deductions will cease, and any payroll deductions previously collected from the participant and not previously applied to the purchase of Common Stock during that Purchase Period shall, at the participant's election, immediately be refunded or held for the purchase of shares on the next Purchase Date immediately following such termination. If no such election is made, then such funds shall be refunded as soon as possible after the Purchase Date. A participant may increase or decrease the rate of payroll deductions twice per Purchase Period subject to such advance notice as the Committee may require. The Committee shall determine, in its discretion, when such rate change shall become effective.

         (f) TERMINATION OF EMPLOYMENT. If a participant ceases to be employed by the Company or a Participation Company for any reason, including death or disability, prior to the end of a Purchase Period, the participant's purchase right shall terminate, and any payroll deductions previously collected from the participant and not previously applied to the purchase of Common Stock during that Purchase Period shall, at the participant's election (or at the election of the estate of the deceased participant) immediately be paid to the participant or the participant's personal representative, or held for purchase of shares on the next Purchase Date immediately following such termination. If no such election is made, then such funds shall be refunded as soon as possible after the Purchase Date. The Committee may provide, on a uniform basis with respect to any Purchase Period, that an employee who is on a leave of absence will be deemed to have terminated employment after a specified period.

         (g) PRORATION OF PURCHASE RIGHTS. If the total number of shares of Common Stock for which purchase rights are to be granted on any date in accordance with the terms of the Plan exceed the number of shares then remaining available under the Plan (after deduction of all shares for which purchase right have been exercised or are then outstanding), the committee shall make a pro rata allocation of the shares remaining available in as near as uniform a manner as shall be practicable and as it shall deem equitable. The Committee shall give written notice of such allocation to each participant affected thereby.

         (h) EXERCISE. Each purchase right shall be exercised automatically on the Purchase Date for the full number of purchasable shares, unless the purchase right has been previously terminated pursuant to Section 8(e) or 8(f).

         (i) ASSIGNABILITY. Subject to Section 9, purchase rights under the Plan shall not be assignable or transferable by the participant other than by will or by the laws of descent and distribution and during the life of the participant shall be exercisable only by the participant.

         (j) RIGHTS AS STOCKHOLDER. A participant shall have no rights as a stockholder with respect to shares covered by any purchase right granted under the Plan until the

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purchase right is exercised. No adjustments will be made for dividend or other rights for which the record date is prior to the date of exercise.

         (k) ACCRUAL LIMITATIONS. No purchase right shall permit the rights of a participant to purchase stock under all "employee stock purchase plans" (as defined in Section 423 of the Code) of the Company or a Corporate Affiliate to accrue at a rate that exceeds $25,000 of fair market value of such stock (determined at the time such purchase right is granted) for each calendar year in which such purchase right is outstanding at any time.

         (l) REGULATORY APPROVAL. The implementation of the Plan, the granting of any purchase right under the Plan, and the issuance of Common Stock upon the exercise of any such purchase right shall be subject to the Company's compliance with all applicable requirements of the 1933 Act, all applicable listing requirements of any securities exchange on which the Common Stock is listed and all other applicable requirements established by law or regulation.

         (m) OTHER PROVISIONS. Instruments evidencing purchase rights may contain such other provisions, not inconsistent with the Plan, as the Committee deems advisable.

9.       DESIGNATION OF BENEFICIARY

         A participant may file a written designation of a beneficiary who is to receive shares and cash, if any, credited on behalf of the participant under the Plan in the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company shall deliver such shares and/or cash to the participant's spouse or if no spouse is living, to the children of the participant in equal shares.


10.      CORPORATE TRANSACTIONS

         (a) TERMINATION. In the event the disposition of all or substantially all of the assets or outstanding capital stock of the issuer by means of a sale, merger, reorganization, or liquidation, (a "Corporate Transaction") each purchase right under this Plan, unless assumed pursuant to a written agreement by the successor corporation or a parent or subsidiary thereof, will automatically be exercised immediately prior to the consummation of the Corporate Transaction as if such date were the last Purchase Date of the Offering Period. Any payroll deductions not applied to such purchase shall be promptly refunded to the participant.

         (b) CORPORATE STRUCTURE. The grant of purchase rights under this Plan will in no way affect the right of the issuer of Common Stock to adjust, reclassify, reorganize, or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

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11.      AMENDMENT AND TERMINATION

         (a) AMENDMENT. The Board may from time to time alter, amend, suspend, or discontinue the Plan with respect to any shares at any time not subject to purchase rights; PROVIDED that no such action of the Board may, without the approval of stockholders of the Company, (i) materially increase the benefits accruing to participants under the Plan, (ii) materially increase the number of shares which may be issued under the Plan, or which may be issued to one individual, (iii) materially modify the eligibility requirements under the Plan, or (iv) make any other change with respect to which the Board determines that stockholder approval is required by applicable law or regulatory standards.

         (b) TERMINATION. The Board shall have the right, exercisable in its sole discretion, to terminate the Plan immediately following any Purchase Date. Should the board elect to exercise such right, then no further purchase rights shall thereafter be granted or exercised, and no further payroll deductions shall thereafter be collected under the Plan.


12.      NO EMPLOYMENT OBLIGATION

         Nothing contained in the Plan (or in any purchase right granted pursuant to the Plan) shall confer upon any employee any right to continue in the employ of the Company or any Corporate Affiliate or constitute any contract or agreement of employment or interfere in any was with the right of the Company or a Corporate Affiliate to reduce such employee's compensation from the rate in existence at the time of the granting of a purchase right or to terminate such employee's employment at any time, with or without cause. However, nothing contained herein or in any purchase right shall affect any contractual rights of an employee pursuant to a written employment agreement.

13.      USE OF PROCEEDS

         The cash proceeds received by the Company from the issuance of shares pursuant to purchase rights under the Plan shall be held in a non-interest bearing trust account.

14.      GOVERNING LAW

         To the extent not otherwise governed by federal law, the Plan and its implementation shall be governed by and construed in accordance with the laws of the State of Delaware.